UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): November 2, 2007
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
     As part of our recently announced move to brand presidents, Chico’s FAS, Inc. (the “Company”) effectuated a reallocation of certain executive responsibilities, including moving the responsibility for brand marketing from the chief marketing officer to the brand presidents. The Company has been preparing the marketing organization for this change over the last year and a half. This reallocation of responsibilities resulted in a substantial reduction in the responsibilities of the chief marketing officer. Consequently, the Company and Michael J. Leedy as chief marketing officer have mutually agreed upon a plan to transition Mr. Leedy’s responsibilities to the brand presidents and to terminate his employment with the Company effective February 2, 2008. In accordance with the terms of the Company’s Executive Severance Plan, which was recently adopted and which took effect October 1, 2007, Mr. Leedy will be entitled to receive as severance compensation (i) twelve months of his annual base salary paid over the twelve month severance period, (ii) a pro-rated bonus, payable when other bonuses are paid, (iii) subsidized COBRA payments for twelve months, and (iv) outplacement assistance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: November 2, 2007	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Senior Vice President —
Finance and Chief Accounting Officer and Assistant Secretary

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